Electronic Articles of Incorporation For

P06000089476
FILED
July 05, 2006
Sec. Of State
rdunlap

SADHANA EQUITY INVESTMENT, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

SADHANA EQUITY INVESTMENT, INC.

Article II

The principal place of business address:

854 NE 78TH STREET
BOCA RATON, FL. US 33487

The mailing address of the corporation is:

854 NE 78TH STREET
BOCA RATON, FL. US 33487

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

100000000

Article V

The name and Florida street address of the registered agent is:

ELLEN J TALLES
854 NE 78TH STREET
BOCA RATON, FL. 33487

I certify that I am familiar with and accept the responsibilities of registered agent.

P06000089476
FILED
July 05, 2006
Sec. Of State
rdunlap

Registered Agent Signature: ELLEN J. TALLES

Article VI

The name and address of the incorporator is:

ELLEN J. TALLES
854 NE 78TH STREET

BOCA RATON, FL 33487

Incorporator Signature: ELLEN J. TALLES

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P, D
ELLEN J TALLES
854 NE 78TH STREET
BOCA RATON, FL. 33487 US